Exhibit 99.1
For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com On the Internet: www.cavco.com a) Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com On the Internet: www.cavco.com b) Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com On the Internet: www.cavco.com For additional information, contact: c) Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com On the Internet: www.cavco.com d) Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com On the Internet: www.cavco.com News Release
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL SECOND QUARTER RESULTS
PHOENIX, November 5, 2009 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of its fiscal year 2010 ended September 30, 2009.
As previously reported, Cavco and an investment partner, Third Avenue Value Fund (“Third Avenue”), acquired certain manufactured housing assets of Fleetwood Enterprises, Inc. on August 17, 2009 (“Date of Acquisition”) through their jointly owned corporation, FH Holding, Inc., now named Fleetwood Homes, Inc. (“Fleetwood Homes” or the “subsidiary”).
The transaction included seven manufactured housing plants located in Nampa, Idaho; Woodburn, Oregon; Riverside, California; Waco, Texas; Lafayette, Tennessee; Douglas, Georgia; and Rocky Mount, Virginia, and two idled factories located in Woodland, California and Waco, Texas. In addition, Fleetwood Homes purchased all related equipment, accounts receivable, inventory, certain trademarks and trade names, intellectual property, and specified contracts and leases and assumed express warranty liabilities pertaining to certain of the previous operations. The purchase price of the transaction was $25.8 million and was paid in cash by the subsidiary. Neither Cavco nor Fleetwood Homes incurred debt in connection with the purchase or subsequent operations.
Financial information for Fleetwood Homes is included in the Cavco Industries, Inc. consolidated financial statements since the Date of Acquisition. Fleetwood Homes was formed by Cavco and Third Avenue with each contributing $35.0 million in exchange for equal ownership interests. Although Cavco holds a fifty-percent financial interest in the new subsidiary, Fleetwood Homes is required to be fully consolidated under generally accepted accounting principles. Third Avenue’s financial interest in Fleetwood Homes is considered a “noncontrolling interest,” as determined by generally accepted accounting principles. As a result, amounts attributable to Third Avenue are stated under the caption “noncontrolling interest” in the consolidated financial statements.
Net sales for the second quarter of fiscal 2010 totaled $29,377,000, down 2% from $30,030,000 for the second quarter of fiscal year 2009.
Net loss attributable to Cavco stockholders for the fiscal 2010 second quarter was $163,000 compared to net income of $518,000 reported in the same quarter one year ago. Net loss per share based on basic and diluted weighted average shares outstanding was $0.03 versus basic and diluted net income per share of $0.08 last year. During the quarter we incurred $711,000 in non-recurring acquisition related costs for the purchase of the Fleetwood Homes assets.
For the first six months of fiscal 2010, net sales decreased 34% to $42,972,000 from $65,539,000 for the comparable prior year period. Net loss attributable to Cavco stockholders for the first half of fiscal 2010 was $1,612,000 compared to net income of $1,371,000 last year. For the six months ended September 30, 2009, net loss per share based on basic and diluted weighted average shares outstanding was $0.25, versus basic and diluted net income per share of $0.21 and $0.20, respectively for the prior year period.
Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We are pleased to report, for the first time, the results of our newly expanded operations after successfully completing the purchase of the Fleetwood Homes assets. Our performance, while modest, was encouraging considering the challenges current economic conditions presented. Diligent efforts are underway to grow sales volume and improve profit margins at all ten of our factories. A particular focus this quarter was on controlling operating and overhead costs in connection with the acquisition.”

Mr. Stegmayer continued, “During the entire purchase process, we were driven by our belief in the long-term opportunities associated with the Fleetwood Homes brand and operations, and encouraged by the tangible enthusiasm of the Fleetwood people. Combining Fleetwood Homes with the strength of Cavco’s business, we are building a formidable nationwide competitor in the manufactured housing industry.”
Cavco’s senior management will hold a conference call to review these results tomorrow, November 6, 2009, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is the 2nd largest producer of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes and any future acquisition or attain the anticipated benefits and the risk that the acquisition of Fleetwood Homes and other future acquisitions may adversely impact our liquidity; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2009 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2009	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$82,222	$70,557
Short-term investments	2,481	4,464
Restricted cash	422	244
Accounts receivable	11,164	6,234
Inventories	17,222	9,333
Prepaid expenses and other current assets	3,541	3,676
Deferred income taxes	7,683	3,434

Total current assets	124,735	97,942

Property, plant and equipment, at cost:
Land	16,194	6,580
Buildings and improvements	21,040	7,355
Machinery and equipment	10,858	8,203

	48,092	22,138
Accumulated depreciation	(9,788)	(9,279)

	38,304	12,859

Inventory finance notes receivable, net	3,163	484
Goodwill and other intangibles, net	68,939	67,346

Total assets	$235,141	$178,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,118	$739
Accrued liabilities	29,577	13,753

Total current liabilities	34,695	14,492

Deferred income taxes	18,867	16,099

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,509,684 and 6,506,843 shares, respectively	65	65
Additional paid-in capital	126,255	126,045
Retained earnings	20,318	21,930

Total Cavco Industries, Inc. stockholders’ equity	146,638	148,040

Noncontrolling interest	34,941	—

Total equity	181,579	148,040

Total liabilities and stockholders’ equity	$235,141	$178,631

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$29,377	$30,030	$42,972	$65,539
Cost of sales	25,229	26,329	38,730	57,650

Gross profit	4,148	3,701	4,242	7,889
Selling, general and administrative expenses	4,541	3,145	7,010	6,246

(Loss) income from operations	(393)	556	(2,768)	1,643
Interest income	29	285	56	579

(Loss) income before income taxes	(364)	841	(2,712)	2,222
Income tax benefit (expense)	142	(323)	1,041	(851)

Net (loss) income	(222)	518	(1,671)	1,371
Less: net loss attributable to noncontrolling interest	(59)	—	(59)	—

Net (loss) income attributable to Cavco Industries, Inc. common stockholders	$(163)	$518	$(1,612)	$1,371

Net (loss) income per share attributable to Cavco Industries, Inc. common stockholders:
Basic	$(0.03)	$0.08	$(0.25)	$0.21

Diluted	$(0.03)	$0.08	$(0.25)	$0.20

Weighted average shares outstanding:
Basic	6,507,547	6,484,362	6,507,225	6,472,677

Diluted	6,507,547	6,705,005	6,507,225	6,695,902

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales
Manufacturing	$28,736	$29,888	$41,702	$63,971
Retail	2,106	1,808	4,123	4,324
Less: Intercompany	(1,465)	(1,666)	(2,853)	(2,756)

Net sales	$29,377	$30,030	$42,972	$65,539

Floors sold — manufacturing	1,203	1,168	1,715	2,457

Average sales price per floor — manufacturing	$23,887	$25,589	$24,316	$26,036

Homes sold — manufacturing	780	751	1,158	1,606

Average sales price per home — manufacturing	$36,841	$39,798	$36,012	$39,833

Homes sold — retail	26	37	59	60

Capital expenditures	$147	$742	$157	$817

Depreciation	$225	$198	$509	$425

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